UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Staffing 360 Solutions, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 30, 2022

On December 1, 2022, Staffing 360 Solutions, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, December 30, 2022, commencing at 10:00 a.m., New York time. As previously disclosed, the board of directors of the Company has fixed the close of business on November 23, 2022 as the record date (the “Record Date”) for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment(s) or postponement(s) thereof. The issued and outstanding shares of the Company’s Series H Convertible Preferred Stock are held by the former shareholders of Headway Workforce Solutions, Inc. which the Company acquired on May 17, 2022.

In the Proxy Statement, the Company inadvertently omitted disclosure about the voting power of the Company’s Series H Convertible Preferred Stock. As of November 23, 2022, the record date for the Annual Meeting, there were 9,000,000 shares of Series H Convertible Preferred Stock outstanding, which are entitled to vote on an “as converted” basis on all matters submitted to the holders of common stock for approval. On an “as converted” basis, the voting power of the Series H Convertible Preferred Stock is equivalent to 350,004 shares of common stock.”